Exhibit 99.1

Marchex Announces Sale of its Domain Assets

SEATTLE – April 22 – Marchex, Inc. (NASDAQ: MCHX), a mobile advertising analytics company, today announced the sale of the bulk of its domain portfolio for aggregate proceeds of $34.8 million, as well as additional earn-out considerations. The $34.8 million total includes a $28.1 million transaction detailed below, as well as $6.7 million in direct domain sales by Marchex since January 2015.

The company has entered into a definitive agreement to sell more than 200,000 domains to GoDaddy Inc., the world’s largest technology provider dedicated to small businesses. Under the agreement, Marchex received cash consideration of $28.1 million upon closing plus additional earn-out payments subject to certain sales targets.

“Our complete focus is on establishing Marchex as the world’s leading mobile advertising analytics company,” said Pete Christothoulou, Marchex Chief Executive Officer. “A significant and growing majority of the consumer engagement and sales driven by mobile advertising happens offline, such as through phone calls. Narrowing our focus on this opportunity, while growing our balance sheet, strengthens our ability to continue delivering technology solutions that bring accountability to mobile advertising and transform business performance for our clients.”

About Marchex:

Marchex is a mobile advertising analytics company that connects online behavior to real-world, offline actions. By linking critical touchpoints in the customer journey, Marchex’s products enable a 360-degree view of marketing effectiveness. Brands and agencies utilize Marchex’s products to transform business performance.

Please visit www.marchex.com, blog.marchex.com or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of April 22, 2015 and Marchex undertakes no duty to update the information provided herein.

For further information, contact:

Trevor Caldwell

Marchex Investor Relations

Telephone: 206.331.3600

Email: ir(at)marchex.com

or

MEDIA INQUIRIES

Mark S. Peterson

Marchex Corporate Communications

Telephone: 206.390.0204

Email: mark(at)pointerpr.com